UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 5, 2024
(Date of earliest event reported)

APPLIED DIGITAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd.,	Suite 2100,	Dallas,	TX	75219
(Address of principal executive offices)				(Zip Code)
214-427-1704
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item1.01. Entry into a Material Definitive Agreement.
On September 5, 2024, Applied Digital Corporation, a Nevada corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”), for the private placement (the “Private Placement”) of 49,382,720 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $3.24 per Share, representing the last closing price of the Common Stock on the Nasdaq Global Select Market on September 4, 2024. As of the date of this report, the Private Placement closed with aggregate gross proceeds to the Company of approximately $160 million, before deducting offering expenses. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.
The Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties to the Purchase Agreement (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.
In addition, on September 5, 2024, the Company and the Purchasers entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) on or prior to the 30th calendar day following the date of the Purchase Agreement (subject to certain exceptions) for purposes of registering the resale of the Shares (the “Registration Statement”), to use its reasonable best efforts to have such Registration Statement declared effective within the time period set forth in the Registration Rights Agreement, and to keep the Registration Statement effective until the date that all registrable securities covered by the Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 (assuming the holder is not then an affiliate of the Company).
The Private Placement is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each Purchaser represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling the Shares. The Shares were offered without any general solicitation by the Company or its representatives. The Shares sold and issued in the Private Placement have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements of the Securities Act.
The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Registration Rights Agreement filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The disclosures set forth in Item 1.01 above are incorporated in this Item 3.02 by reference.
Additionally, as previously reported, on August 28, 2024, the Company entered into the Standby Equity Purchase Agreement with YA II PN, LTD. (“YA Fund”), which was amended on August 29, 2024 (as amended, the “SEPA”), whereby the Company agreed to issue and sell to YA Fund, from time to time, and YA Fund agreed to purchase from the Company, up to $250 million of Common Stock (the “SEPA Aggregate Commitment”), subject to certain obligations and limitations. In connection with the SEPA, Northland Securities, Inc. acted as placement agent and received a fee equal to 1% of the SEPA Aggregate Commitment (the “SEPA Placement Agent Fee”). The Company has agreed to pay the SEPA Placement Agent Fee in shares of common stock at a price per share of $4.73 per share, the Nasdaq official closing price of the Company’s Common Stock on August 27, 2024, for a total number of shares equal to 528,541. The shares of Common

Stock are being issued without registration under the Securities Act, pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof.
Item 8.01. Other Matters
On September 5, 2024, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement.
10.2	Form of Registration Rights Agreement.
99.1	Press Release dated September 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	September 10, 2024	By:	/s/ David Rench
		Name:	David Rench
		Title:	Chief Financial Officer